SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12



                            METEOR INDUSTRIES, INC.
                (Name of Registrant as Specified in Its Charter)

                            METEOR INDUSTRIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

                              METEOR INDUSTRIES, INC.
                           1401 Blake Street, Suite 200
                             Denver, Colorado  80202
                                  (303) 572-1135


                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD AUGUST 11, 2000

TO THE SHAREHOLDERS OF METEOR INDUSTRIES, INC.

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Meteor Industries, Inc., a Colorado corporation (the "Company"), will be held at the corporate offices at 1401 Blake Street, Suite 200, Denver, Colorado 80202, on Friday, August 11, 2000, at 2:00 p.m., Mountain Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The ratification of the amendment to the Company's Incentive Equity Plan (the "Incentive Plan") increasing the number of options which can be awarded under the Incentive Plan from the current 750,000 common shares to 2,500,000 common shares and eliminating the 100,000 share annual limit per participant, relating to options granted under such Incentive Plan.

     2. The election of five (5) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors;

     4. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.001 par value common stock of the Company of record at the close of business on July 3, 2000, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS




                                         RICHARD E. KISSER, SECRETARY
Denver, Colorado
July 11, 2000

                              METEOR INDUSTRIES, INC.
                           1401 Blake Street, Suite 200
                             Denver, Colorado  80202
                                 (303) 572-1135
                        _________________________________

                                  PROXY STATEMENT
                        _________________________________

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 11, 2000

                               GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Meteor Industries, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the corporate offices at 1401 Blake Street, Suite 200, Denver, Colorado 80202, on Friday, August 11, 2000, at 2:00 p.m., Mountain Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about July 11, 2000.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1999, and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.001 par value common stock, with each share entitled to one vote. Only shareholders of record at the close of business on July 3, 2000, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On July 3, 2000, the Company had 3,656,567 shares of its $.001 par value common stock outstanding, each share of which is entitled to one vote on all matters to be
voted upon at the Meeting, including the election of Directors.   Cumulative
voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                           SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth the number and percentage of shares of the Company's $.001 par value common stock owned beneficially, as of July 3, 2000, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, Nominee for Director, and by all Directors, Nominees for Director and Executive Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

NAME AND ADDRESS               AMOUNT OF BENEFICIAL                PERCENTAGE
OF BENEFICIAL OWNER               OWNERSHIP                         OF CLASS

Capco Resources Ltd.                1,186,000                         26.5%
#950, 444 - 5th Avenue, S.W.
Calgary, Alberta
Canada TOP 2T8

Edward J. Names                       556,619 (2)                     12.4%
1401 Blake Street, Suite 200
Denver, CO 80202

Ilyas Chaudhary                     1,316,000 (1)                     29.4%
#950, 444 - 5th Avenue, SW
Calgary, Alberta
Canada TOP 2T8

Dennis R. Staal                       242,460 (3)                      5.4%
1401 Blake Street, Suite 200
Denver, CO  80202

Irwin Kaufman                         191,100 (4)                      4.3%
8224 Paseo Vista Drive
Las Vegas, NV 89128

Richard Dana                          155,000 (5)                      3.5%
128 Ash Street
Denver, CO 80220

The Estate of Theron J. Graves        980,091 (6)                     22.0%
761 South Miller
Farmington, NM  87499

All Executive Officers and          2,549,650 (7) (8)                 57.0%
Directors as a Group
(7 Persons)
__________________

(1) Includes 1,186,000 shares of the Company held by Capco Resources Ltd. (an affiliate of Capco Energy, Inc.) of which Mr. Chaudhary is Chairman of the Board, Chief Executive Officer and beneficially owns over 50% of its outstanding stock and 130,000 shares underlying stock options exercisable within 60 days by Mr. Chaudhary.

(2) Represents 40,240 shares held directly by Mr. Names, 265,000 shares held by NFF, Ltd., a limited partnership of which he served as general partner; 2,400 shares held by his wife of which he disclaims beneficial ownership, and 248,979 shares underlying stock options exercisable within 60 days by Mr. Names.

(3) Includes 5,400 shares held by Mr. Staal; 71,500 shares held by PAMDEN, Ltd., a limited partnership of which Mr. Staal is general partner; 8,432 shares held by Mystique Resources Company which is wholly owned by PAMDEN, Ltd.; 600 shares held by an IRA and 156,528 shares underlying stock options exercisable within 60 days by Mr. Staal.

(4) Consists of 177,500 shares underlying stock options and warrants exercisable within 60 days by Mr. Kaufman and 13,600 shares owned by Mr. Kaufman directly.

(5) Consists of 155,000 shares underlying stock options exercisable within 60 days by Mr. Dana.

(6) Represents shares of the Company's Common Stock which the estate of Mr. Graves presently has the right to acquire upon the exchange of shares of Graves Preferred Stock. The percentage calculation is based on actual shares outstanding at April 27, 2000.

(7) Includes 8,985 shares held directly and 65,235 shares underlying stock options exercisable within 60 days held by Paul W. Greaves, who is President and Chief Executive Officer of certain of the Company's subsidiaries.

(8) Includes 14,251 shares underlying stock options exercisable within 60 days held by Richard Kisser, the Company's Chief Financial Officer.

                                    PROPOSAL NO. 1

          RATIFICATION OF AMENDMENT TO THE COMPANY'S INCENTIVE EQUITY PLAN

     On April 4,2000, the Board of Directors amended the Company's 1998 Incentive Equity Plan, increasing the number of shares and options that can be awarded pursuant to the plan from 750,000 to 2,500,000 and eliminating the 100,000 annual share limit per participant, relating to options granted under such Incentive Plan. The Board of Directors believes that the best interests of the Company and its Stockholders will be served by amending the plan. The plan affords the Company the ability to reward its employees, officers, directors and consultants for quality performance and encourages them to continue working for and with the Company. The Company's Board of Directors recommends a vote for Proposal No. 1.


                                    PROPOSAL NO. 2

                                ELECTION OF DIRECTORS

     The Company's Bylaws currently provide that the Board of Directors consists of five members. The Board of Directors recommends the election as Directors of the five (5) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the five current members of the present Board of Directors has been nominated for re-election. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                    Positions and Offices Held
        Name           Age          and Term as a Director

  Edward J. Names       48          President, Chief Executive Officer and
                                    Director

  Dennis R. Staal       51          Director

  Ilyas Chaudhary       52          Director

  Irwin Kaufman         63          Director

  Richard E. Dana       56          Director

     There is no family relationship between any Director or Executive Officer of the Company.

     Capco Acquisub, Inc.(an affiliate of Capco Resources, Ltd. and Capco Energy, Inc.) has the right to appoint two Directors, however only one, Ilyas Chaudhary, is currently representing Capco Acquisub, Inc.

     On November 10, 1998 an Annual Meeting of the Board of Directors was held. A compensation committee was established and Irwin Kaufman, Richard Dana and Dennis Staal were appointed to the committee. Also established was an Audit Committee. Irwin Kaufman, Richard Dana and Edward Names were appointed to the audit committee. Since May 7, 1999, the Compensation Committee has met two times and the audit committee has met two times as of the date of this filing.

     Set forth below are the names of all Directors and Executive Officers of the Company and its major subsidiaries, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     EDWARD J. NAMES - President, Chief Executive Officer and Director. Mr. Names has been President and a Director of Meteor since it was incorporated in 1993. Mr. Names has extensive experience in mergers and asset acquisitions as well as small business matters such as business planning, financing, management and contract negotiation. Mr. Names was President of Alfa Resources, Inc. and its subsidiaries from 1983 to 1995 and resigned as a director in 1997. In 1987, Mr. Names became Special Counsel to the law firm of Wills and Sawyer, P.C., Denver, Colorado, and maintained that relationship until December 1992. Mr. Names was associated with the firm of Nelson & Harding, Denver, Colorado, from 1980 to 1981, and the law firm of Schmidt, Elrod & Wills, Denver, Colorado, where he practiced corporate and securities law and became a Partner in October 1982. Mr. Names received a Bachelor of Arts Degree in Economics from the University of Colorado in 1973, and a Juris Doctorate from the University of Denver College of Law in 1980. He devotes his full time to the business of the Company and its subsidiaries.

     RICHARD E. KISSER - Chief Financial Officer, Secretary/Treasurer and Vice President, Accounting and Finance. Mr. Kisser was hired in June 1998 and was appointed by the Board of Directors as the Vice President, Accounting and Finance in August 1998. On March 1, 1999 Mr. Kisser was appointed as Secretary/Treasurer for the Company by the Board of Directors and became the Company's Chief Financial Officer on June 16, 1999 (now PricewaterhouseCoopers
LLP). From 1981 through 1997, Mr. Kisser was employed by Total Petroleum, Inc. He started as Assistant Manager of Corporate Accounting in 1981. In 1983 he was appointed Manager of Crude Oil of Accounting and held that position until 1988. In 1988 he was promoted to Manager of Financial Services and held that position until 1989 when he became Manager of Crude Oil and Products Accounting. He held that position until 1990 when he was promoted to Director of Internal Audit. From 1978 through 1981, he was an In-Charge Staff
Accountant with Pricewaterhouse LLP.   Mr. Kisser graduated from Central
Michigan University, where he received a Bachelor of Science degree in Accounting and Business Management in 1978.

     DENNIS R. STAAL - Director. Mr. Staal was a Director of the Company since July 1993 and was Secretary/Treasurer from July, 1993 to March 1999. Mr. Staal was Chief Financial Officer from July 1993 until April 1, 1999. He
also serves as a director of some of the Company's subsidiaries.   As of April
1, 1999, Mr. Staal devotes approximately 50% of his time to the business of the Company as a consultant. Mr. Staal is currently a director and Chief Financial Officer of Capco Energy, Inc. and a director and Chief Financial Officer of Stansbury Holdings Corporation. From 1986 to 1991, Mr. Staal was
Director and President of Saba Petroleum Company.   From 1977 through 1981, he
served as a Director of Wulf Oil Corporation and as President of such company from 1979 to 1981. From 1982 through 1984, he was Chief Financial Officer of High Plains Genetics, Inc. From 1977 through 1981, he served as a Director of Wulf Oil Corporation and as President of such company from 1979 to 1981. From 1970 through 1973, he was a CPA with Arthur Andersen & Co. From 1973 through
1976, he was Controller for the Health Planning Council of Omaha.    Mr. Staal
is a graduate of the University of Nebraska, where he received a Bachelor of Science degree in Business Administration in 1970.

     ILYAS CHAUDHARY - Director. Mr. Chaudhary has been a Director of the Company since November 1995. He has also been an officer and director of Capco Resources, Inc. ("CRI"), which became a wholly-owned subsidiary of the Company, in October 1993. He was an officer and a director of Saba Petroleum Company, (now Greka Energy Corporation) a publicly held oil and gas company
from 1985 until 1998.   Mr. Chaudhary is a director and controlling
shareholder of Capco Energy, Inc., an S.E.C. reporting company, and Capco Resources Ltd.,an Alberta Stock Exchange listed company and also Meteor's largest shareholder. Mr. Chaudhary has 25 years of experience in various capacities in the oil and gas industry, including eight years of employment with Schlumberger Well Services from 1972 to 1979. Mr. Chaudhary received a Bachelor of Science degree in Electrical Engineering from the University of Alberta, Canada.

     IRWIN KAUFMAN - Mr. Kaufman has been a director of the Company since August 1997. Mr. Kaufman is a financial consultant facilitating contacts with the investment community. Mr. Kaufman helps arrange financing for small and mid-sized companies and consults with management to enhance shareholder value. He has worked as a financial consultant for the last several years. Mr. Kaufman has also been a principal consultant for Computer and Mathematics Education for the Sherman Fairchild Foundation. Mr. Kaufman provides consulting services to the Company on an as needed basis. Mr. Kaufman also serves as a director on the board of directors for Capco Energy, Inc.

     RICHARD E. DANA - Mr. Dana has been a director of the Company since September 1998. Mr. Dana is a business manager with experience covering thirty years, the last 26 years of which were in the petroleum industry in both the upstream (oil and gas exploration and production)and the downstream (refining and marketing) sectors. From 1971 until 1998 Mr. Dana was employed by Total Petroleum, Inc. starting as a Controller in 1971, then as Treasurer in 1980 and became a Senior Vice President and Chief Financial Officer in 1989. Mr. Dana provides consulting services and temporary management services to varied enterprises, including the Company on an as needed basis.

     PAUL W. GREAVES - Chief Executive Officer of the Company's subsidiaries and General Manager of Operations for the Company since April 1996. Mr. Greaves is Chief Executive Officer of the following subsidiaries: Meteor Marketing, Inc. and its subsidiaries, Graves Oil & Butane Co., Inc. and Tri-Valley Gas Co. Prior to working for the Company, Mr. Greaves held the position of Regional Manager, Rocky Mountain Region, for Propane Continental of Overland Park, Kansas, from April 1994 to April 1996. From 1989 until 1994, Mr. Greaves was Director of Business Development for the Wescourt Group of Denver, Colorado, a petroleum marketing and distribution holding company. Mr. Greaves devotes his full time to the business of the Company and its subsidiaries described above.

     The Company's Board of Directors held six (6) meetings during the year ended December 31, 1999. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its Committees during the time each such Director was a member of the Board or of any Committee of the Board.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for August 11, 2000. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

     No event occurred during the past five years which is material to an evaluation of the ability or integrity of any Director or person nominated to be Director or Executive Officer of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain representations, no persons who were either a director, officer, or beneficial owner of more than 10% of the Company's common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

                           EXECUTIVE COMPENSATION

     The following tables set forth information regarding executive compensation for the Company's President and Chief Executive Officer. No other executive officer received total annual salary and bonus in excess of $100,000 for any of the years ended December 31, 1999, 1998 or 1997.

                                      Summary Compensation Table

                                                 Long Term Compensation
                                                  Awards                   Payouts
                                                                 Securities
              Annual Compensation                                Underly-
                                              Other     Re-      ing               All
                                              Annual    stricted Options/          Other
Name and Principal                            Compen-   Stock    SARS     LTIP     Compen-
Position            Year   Salary    Bonus    sation    Award(s) (Number) Payouts  sation
Edward J. Names     1999   $125,000     --    $   9,015*           77,069    --       --
 President and      1998   $105,000     --    $   8,078*           36,910    --       --
Chief Executive     1997   $105,000     --    $   5,500*              --     --       --
 Officer

* Represents premiums paid on health insurance policies  and the use of a Company vehicle.


                        Option/SAR Grants in Last Fiscal Year
                                  Individual Grants

                                                                      Potential
                                                                      Realizable
                              Percent                               Value at Assumed
                Number of     Of Total                                Annual Rates
                Securities    Options/SARs   Exercise                Of Stock Price
                Underlying    Granted To     Or Base                  Appreciation
                Options/SARs  Employees In   Price     Expiration    For Option Term
    Name        Granted (#)   Fiscal Year    ($/Sh)      Date        5%($)    10%($)

Edward J. Names  50,000          11.4%       $3.75      1/10/04    $ 3,942   $54,077
                 19,984           4.5%       $3.17      4/13/04    $13,166   $33,204
                  7,085           1.6%       $3.30      8/31/04    $ 3,747   $10,851



              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                          Securities Under- Value of Unexer-
                      Shares              lying Unexer-     cised-in-the-
                     Acquired             cised Options     Money Options/
                        On                SARs at FY-End    SARs at FY-End
                     Exercise    Value    Exercisable/        Exercisable/
Name                 (Number)   Realized  Unexercisable      Unexercisable

Edward J. Names       -0-         -0-     213,979/37,085        $-0-/$-0-

Employment Arrangements

     EDWARD J. NAMES, President of the Company, entered into a five-year employment agreement with the Company which became effective in January 1994, which provides that Mr. Names is required to devote substantially full time to the business of the Company. The agreement was amended in January 1999 to provide for an annual salary of $125,000 plus an annual bonus based upon the financial performance of the Company. Pursuant to his employment agreement,

Mr. Names is allowed to devote up to 10 hours per month to other business operations including his duties as a director or officer in other companies. Absent notice to the contrary from the Company or Mr. Names, the five-year term of the employment agreement renews automatically each year and such agreement has been renewed each year. The Company can terminate his employment, however, at any time without cause and be obligated only for two years salary. The employment agreement includes a covenant not to compete which is effective for one year after termination of employment.

     DENNIS R. STAAL, Director of the Company has a three year consulting agreement which provides for a fee of $430.00 per day for services as well as restricted stock bonuses as approved by the Company's compensation committee. He devotes approximately 50% of his time to the business of the Company and its subsidiaries. The Company may terminate Mr. Staal's consulting agreement at any time and be obligated for a maximum payment of approximately $50,000. The agreement includes a covenant not to compete for nine months after termination if Mr. Staal terminates the contract.

     PAUL W. GREAVES entered into a three year employment agreement with the Company's subsidiary, Meteor Marketing, Inc. which became effective in January of 1999. Mr. Greaves is required to devote full time to the business of the Company. The agreement calls for a base salary of $90,000 per year plus an annual bonus based upon improved financial performance of Meteor and its subsidiaries. The Company may terminate Mr. Greaves's employment at any time, without cause and be obligated for twelve months base salary and accrued but unpaid bonuses. The employment agreement includes a covenant not to compete which is effective for six months after termination of employment.

     RICHARD E. KISSER entered into a three year employment agreement with the Company which became effective in January of 1999. Mr. Kisser is required to devote full time to the business of the Company. The agreement calls for a base salary of $85,000 per year plus an annual bonus payable at the discretion of the Board of Directors. The Company may terminate Mr. Kisser's employment at any time, without cause and be obligated for six months base salary and accrued but unpaid vacation and bonuses. The employment agreement includes a covenant not to compete which is effective for six months after termination of employment.

Stock Option Plan

     A stock option plan providing for the issuance of incentive stock options and non-qualified stock options to Meteor's employees was approved by Meteor's shareholders on April 15, 1993. Pursuant to the Plan, 500,000 shares of Meteor's $.001 par value Common Stock have been reserved for issuance. As of April 29, 2000, and after reducing the number of expired options, 500,000 options were issued and outstanding under the Plan.

Incentive Equity Plan

     The Board of Directors adopted the 1998 Incentive Equity Plan of the Company (the "Incentive Plan") on November 10, 1998, which was approved by the Stockholders at the Special Meeting of Shareholders held on the same day. On April 11, 2000, the Board of Directors amended the Incentive Plan to increase the number of options that can be awarded from 750,000 shares to 2,500,000 shares and eliminating the 100,000 share annual limit per participant, relating to options granted under such Incentive Plan. Such amendment shall be presented to the shareholders of the Company for their approval at the next annual meeting scheduled for August 11, 2000.

     The purpose of the Incentive Plan is to enable the Company to attract officers and other key employees and consultants and to provide them with appropriate incentives and rewards for superior performance. The Incentive Plan affords the Company the ability to respond to changes in the competitive and legal environments by providing the Company with greater flexibility in key employee and executive compensation than was available through the previously approved plan or individual stock option agreements. This plan is designed to be an omnibus plan allowing the Company to grant a wide range of compensatory awards including stock options, stock appreciation rights, restricted stock, deferred stock and performance shares or units. The Incentive Plan is intended to encourage stock ownership by recipients by providing for or increasing their proprietary interests in the Company, thereby encouraging them to remain in the Company's employment. The Incentive Plan has been prepared to comply with all applicable tax and securities laws, including Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and state and federal tax laws.

     Subject to adjustment as provided in the Incentive Plan, the number of shares of Common Stock that may be issued or transferred, plus the amount of shares of common Stock covered by outstanding awards granted under the Incentive Plan, shall not in the aggregate exceed 2,500,000. The number of Performance Units granted under the Incentive Plan shall not in the aggregate exceed 200,000.

     In January of 1999, an officer was granted incentive stock option to purchase 10,000 shares at the exercise price of $3.00 per share. These options vest over a three year period.

     In January 1999, the five members of the Board of Directors of the Company were issued a total of 250,000 options for services as Directors of the Company. Such options are more fully described below under Director's Compensation.

     In April 1999, 78,987 options were issued to officers and employees of the Company. 59,003 of such options vested in April 2000 and are exercisable for five years with an exercise price of $2.87. 19,984 of such options were granted to Edward Names, Director, President and Chief Executive Officer. Such options vested in April 2000 and are exercisable for five years with an exercise price of $3.17.

     In August of 1999, Meteor issued a total of 51,469 options to certain employees of the Company as part of the Company 1998 bonus plan. 44,384 of such options will vest on August 31, 2000 with an exercise price of $3.00. These options expire on August 31, 2004. Meteor issued a total of 7,085 to Edward Names as part of the Company's incentive equity plan. The exercise price is $3.30 and will vest on August 31, 2000. These options expire on August 31, 2004.

     In April 2000, a total of 250,000 options and 375,000 "contingent options" were issued to the five board members of the Company. The options are more fully described below under Director Compensation.

     In April 2000, 155,000 options were issued to certain key employees of the Company pursuant to the bonus policies of the Company. 100,000 of such options shall vest in one year and are exercisable for five years. The exercise price of these options are $2.50. 55,000 options were granted to Edward Names, Director, President and Chief Executive Officer at an exercise
price of $2.75.   These options shall vest in one year and are exercisable for five years.

     In April 2000, the Board of Directors issued 115,000 options to Irwin Kaufman, 115,000 options to Richard Dana and 55,000 options to Dennis Staal for services rendered to the Company over and above those required as directors. Such options vest immediately and are exercisable for five years. The exercise price of all such options are at $2.75.

     In April 2000, the Board of Directors amended all outstanding employee and director options to vest immediately upon any change of control of the Company. For the purposes of this amendment change of control is defined as a change of 35% or more of the shareholdings of the Company.

     As of April 29, 2000, 1,551,006 options were issued and outstanding under the Incentive Plan.

Director Compensation

     Outside Directors of the Company received, in prior years, fees of $250 per meeting for telephone meeting and $750 per meeting for attendance at a meeting in person. This has been discontinued as directors are now only being compensated with stock options. Each Director is reimbursed for all reasonable and necessary costs and expenses incurred as a result of being a Director of the Company. In addition, the Company issues options to its Directors as determined by the Board. In January of 1999 Meteor issued to all five directors 50,000 options each at the exercise price of $3.75. These options are non-qualified options granted pursuant to the Company's Incentive Equity Plan and vest immediately but become exercisable ratably over four years. In April 2000 the Company issued an additional 50,000 five year options each at an exercise price of $2.75 per share vesting immediately, but becoming exercisable ratably over four years. Also, 375,000 five year options exercisable at $2.75 were issued to the directors. Such options may be deemed to be contingent options and only vest upon a change of control.

Report of Compensation Committee

Overview and Philosophy

     The Board of Directors approved the formation of a Compensation Committee on November 10,1998. The Compensation Committee has responsibility to recommend salaries and short-term and long-term incentive compensation levels for all executive officers of the Company and its subsidiaries. It also will advise the Board of Directors on the administration of the Company's Incentive Stock Option Plan, the 1998 Incentive Equity Plan, and will make recommendations concerning bonuses and other incentive compensation for Company personnel.

     The Compensation Committee currently consists of three non-employee directors.

     The philosophy of the Compensation Committee is to provide a compensation package for each executive officer that incentivizes the individual to fully support the Company's business objective and to maximize stockholder value. These compensation packages generally consist of a base salary, short-term incentives in the form of discretionary cash bonuses, and long-term incentives in the form of stock options.

Executive Officer Compensation

     The Company's compensation program for executive officers is based on the following principles:

* Compensation should be reflective of overall Company financial performance and an individual's contribution to the Company's success.

* Compensation packages should be based on competitive practices designed to attract and retain highly qualified executive officers.

* Long-term incentive compensation should be construed to closely follow increases in stockholder return.

     Cash bonuses and stock options are provided on a discretionary basis but the amount of options issued are generally tied to the performance and prospects of the Company. Individual executive officers and managers can earn a portion of their cash and option bonuses based on financial performance of the Company compared to budget and additional bonuses are paid at the discretion of the compensation committee and approved by the Board of Directors.

Chief Executive Officer Compensation

     Mr. Names has been CEO of the Company since inception. During 1999 Mr. Names had a base salary of $125,000 and in 1998 Mr. Names' base salary was $105,000 per year and was issued incentive stock options totaling 77,069 shares in 1999 and 36,910 shares in 1998.

     The Compensation Committee believes Mr. Names has managed the Company well, and future incentive compensation will be based on Company prospects and performance. Mr. Names' base salary for 1999 was increased to $125,000 per year and additional options totaling 77,069 have been issued to Mr. Names in 1999. Mr. Names was issued a total of 105,000 options in April 2000, and 75,000 contingent options which will only vest if a change of control occurs in the future.

    This report is furnished by the Compensation Committee of the Board of Directors.

                  Irwin Kaufman
                  Richard Dana
                  Dennis Staal

Shareholder Return Performance Presentation

     The performance graph shown below was prepared using data prepared by Carl Thompson & Associates, Inc. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:

1. The $100 was invested in Common Stock, the S&P 500 Composite Index and the Peer Group (as defined below) on May 14, 1996 (the effective date of the Company's registration under Section 12 of the Securities Exchange Act of
1934).

2. Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

3.   Dividends are reinvested on the ex-dividend dates.

     The companies that comprise the Company's Peer Group are as follows:
Casey's General Store; FFP Marketing Co.; Uni Marts, Inc.; Evans Systems, Inc.; and Streicher Mobile Fueling.

                           METEOR INDUSTRIES, INC.

                     COMPARATIVE CUMULATIVE TOTAL RETURNS
                             METEOR INDUSTRIES, INC.
                         S&P 500 INDEX AND PEER GROUP
                (Performance results through December 31, 1999)

                     [STOCK PERFORMANCE GRAPH INSERTED HERE]


                      5/14/96   12/31/96   12/31/97   12/31/98   12/31/99

Peer Group            $100.00   $ 91.91     $120.07   $135.50     $ 99.78
S&P 500               $100.00   $112.86     $150.51   $193.52     $235.08

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS INVOLVING THE COMPANY'S OFFICERS AND DIRECTORS

     Effective December 31, 1999, the Company completed the sale of its subsidiary, MSI, to Capco Energy, Inc. ("Capco"), an affiliate of the Company.

     MSI leases and operates twenty convenience stores (three of which are third party leases which expire at the end of February 2000) in Colorado and New Mexico. The sale of this operating subsidiary was made to allow the Company to focus on its core business of commercial, wholesale and cardlock petroleum distribution. The Company, through a five year supply contract with Capco, will continue to be the supplier of refined petroleum products to these stores.

     The total sale price for the sale of MSI is approximately $1,500,000. $250,000 was paid in cash at closing and the Company received a promissory note for $1,250,000 payable in monthly installments of interest only during calendar year 2000 and the balance amortized over a 10 year period with a balloon payment of the remaining principal balance on December 31, 2001. Payments may be made either in cash or shares of the Company's Common stock at a value of $3.00 per share. The promissory note bears interest at 9.25% per annum and is secured by all of the outstanding shares of MSI and by 210,000 shares of the Company's shares held by the purchaser of MSI. No gain or loss was recognized on the sale.

     Capco, through a majority-owned subsidiary, currently owns approximately 33% of the Company's Common Stock. Ilyas Chaudhary, a Director of the Company, is an officer, director and a principal shareholder of Capco, Dennis Staal, a Director of the Company, is also an officer of Capco and beneficially owns 35,000 common shares of Capco and 2,286 shares of Series A Preferred shares. Irwin Kaufman, a Director of the Company, is also a director of Capco and owns 20,000 common shares of Capco. Edward Names, President and CEO of the Company personally and through immediate family members may be deemed to beneficially own 64,580 common shares of Capco and 2,286 shares of Series A Preferred shares of Capco.

     In September 1999, the Company sold 150,000 shares of a Canadian corporation previously held in escrow to Capco Acquisub, Inc. a subsidiary of Capco for a $300,000 promissory note payable over eighteen months at 8% interest payable in cash or shares of the Company's stock at the discretion of Capco Acquisub, Inc.

     On September 30, 1999, the Company acquired a 49.5% interest in Meteor Office LLC ("Meteor Office") in exchange for 64,000 shares of Meteor Industries, Inc. common shares. Certain officers and employees of the Company have an equity interest in Meteor Office. Meteor Office is a 50% partner in a joint venture that purchased and operates an office/residential building in
Denver, Colorado.   The Company's corporate offices are located in the
office/residential building and are leased from the joint venture at terms that the Company believes are consistent with the market price for such facilities.

     The Company leases certain real estate from the preferred stockholder of a subsidiary. The leases were part of the negotiation for the purchase of the subsidiary in September 1993. For the years ended December 31, 1999, 1998 and 1997, rents paid were $61,000, $60,000 and $55,000, respectively.

     The Company in 1997, sold its products, at prices consistent with pricing to other customers, to other entities controlled by the preferred stockholder of a subsidiary. Similar sales in 1999 and 1998 were negligible.

     The Company leases a commercial office building and warehouse from a corporation controlled by a director of one of the Company's subsidiaries. During the years ended December 31, 1999, 1998 and 1997, lease payments amounted to $50,400, $50,400 and $21,000, respectively.

     The Company leases rolling stock from various related parties under capital lease agreements. The total obligation paid under these agreements for the years ended December 31, 1999, 1998 and 1997 was $62,000, $69,000 and $58,000, respectively.

     The Company sells products to and purchases products from entities controlled by a director of one of the Company's subsidiaries. During the years ended December 31, 1999, 1998 and 1997, revenues reported amounted to $4,000, $66,000 and $227,000, respectively. During the years ended December 31, 1999, 1998 and 1997, purchases amounted to $7,000, $21,000 and $23,000, respectively.

     The Company has a consulting agreement with a director of one of the Company's subsidiaries. During the years ended December 31, 1999, 1998 and 1997, total fees paid were $3,500, $12,000 and $6,500, respectively.

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of PricewaterhouseCoopers LLP audited the financial statements of the Company for the year ended December 31, 1999, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of PricewaterhouseCoopers LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
              FOR THE ANNUAL MEETING TO BE HELD IN THE YEAR 2001

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders expected to be held in June 2001 must be received at the offices of the Company, 1401 Blake Street, Suite 200, Denver, Colorado 80202, no later than March 1, 2001, in order to be included in the Company's proxy statement and proxy relating to that meeting.

     Shareholders intending to bring any business before the Annual Meeting of Shareholders expected to be held in June 2001 that is not to be included in the Company's proxy statement and proxy related to that meeting must notify the Company, in writing, prior to January 15, 2001, of the business to be presented. Any such notices received after said date will be considered untimely under Rule 14a(c)(1) under the Securities Exchange Act of 1934, as amended.


                                         RICHARD E. KISSER, SECRETARY

Denver, Colorado
July 11, 2000

P R O X Y
                           METEOR INDUSTRIES, INC.
                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The ndersigned hereby appoints Edward J. Names with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Meteor Industries, Inc. held of record by the undersigned on July 3, 2000, at the Annual Meeting of Shareholders to be held on August 11, 2000, or any adjournment thereof.

     1.  Ratification of Amendment to Incentive Equity Plan

            [  ]  For         [  ]  Against        [  ]  Abstain

     2.  Election of Directors:

         [ ]  FOR all nominees listed below (except as marked to the contrary)

         [ ]  WITHHOLD authority to vote for all the nominees listed below:

                     Edward J. Names            Dennis R. Staal
                     Ilyas Chaudhary            Irwin Kaufman
                     Richard E. Dana

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     3. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

            [  ]  For         [  ]  Against        [  ]  Abstain

     4. To transact such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2000.
                                    __________________________________________

                                    __________________________________________
                                    Signature(s) of Shareholder(s)

     Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF METEOR INDUSTRIES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.